PRESS  RELEASE

Contact:  John Palmer
Vice President of Finance
Chief Financial Officer
                                                        Business Resource Group
                                                        (408) 325-3210
                                                        jpalmer@brg.com

For Immediate Release


BUSINESS RESOURCE GROUP ACQUIRES  $15 MILLION
 LOS ANGELES FURNITURE DEALERSHIP

Company Expands Operations into Major New Market

SAN JOSE, Calif. -- November 9, 1999 -- Business Resource Group (BRG) (Nasdaq:BRGP), a nationwide provider of single-sourced workspace products and service solutions, today announced that is has acquired Baquet-Pastirjak, Inc. (doing business as "Furniture Source"), a contract furniture dealership in Los Angeles. While the terms of the transaction were not disclosed, BRG believes that the acquisition of Furniture Source will be accretive to BRG earnings. Furniture Source will be operated as a wholly-owned subsidiary of BRG.

Furniture Source has annual revenues of approximately $15 million and was formed in September, 1998 by the combination of three established contract furniture dealers, Hirsch Business Interiors, In The Works, and Office Furniture Source. The company has 34 employees, operates out of three sales offices in the greater Los Angeles area, and is a leading dealer for Kimball Office Furniture Group.

Bill Baquet, president, and Bob Pastirjak, Executive Vice President, of Furniture Source will continue in their respective capacities with the new subsidiary.

"We are very excited about adding Furniture Source to the BRG family of companies," commented John W. Peth, president and chief executive officer of BRG. "This acquisition provides BRG with a strong presence in one of the nation's largest furniture markets, a market where we see the
opportunity for substantial future growth.   Furniture Source and its
predecessor companies have a very experienced management team, a successful operating track record and have established an excellent reputation in the greater Los Angeles market."

-more-

"The management and employees of Furniture Source are very enthusiastic about becoming part of the BRG organization," commented Bill Baquet. "We believe that BRG's strategy of providing single-sourced workspace solutions and the resources they provide can be utilized to leverage Furniture Source's market presence in Los Angeles to achieve significant growth."


Business Resource Group

BRG is a publicly traded provider of comprehensive, single-sourced workspace product and service solutions, specializing in the cost-effective management of changes in business facilities. BRG's customer base includes industry leaders across multiple segments, such as Cisco Systems, CompUSA, Deloitte & Touche, Excel Communications, Fujitsu Computer Products, Infoseek, Motorola, Primeco Leasing, the San Jose Sharks, Silicon Valley Bank, and Sony Electronics. Headquartered in San Jose, California, BRG has additional offices in Dallas, Phoenix, San Diego, San Francisco, Los Angeles, and Raleigh/Greensboro.

# # #

The matters discussed herein include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. Factors that could cause actual results to differ materially include, but are not limited to, the continued strength of sales to Cisco Systems, Inc. and other major customers; the timely availability, delivery and acceptance of new products and services; the impact of competitive products, services and pricing; the management of growth and acquisitions; and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission and news releases, copies of which are available from the Company on request. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.